Exhibit 99.1

CORELOGIC REPORTS FOURTH QUARTER AND FULL-YEAR 2018 FINANCIAL RESULTS

Company Expands Insurance and International Footprint and Outperforms
U.S. Mortgage Market Trends; Margin Expansion and Free Cash Flow Generation
Highlight Strong Operating Execution

Irvine, Calif., February 26, 2019 - CoreLogic (NYSE: CLGX), a leading global provider of residential property information, insight, analytics and data-enabled solutions, today reported financial results for the quarter and year ended December 31, 2018.

Full-Year Highlights

•
Revenues of $1,788 million, down 3% as organic growth and benefits of acquisitions partially offset an estimated 15% drop in U.S. mortgage origination unit volumes and lower appraisal management company ("AMC") revenues.

•
Operating income from continuing operations of $223 million, down 7% as cost productivity benefits and favorable revenue mix partially offset U.S. mortgage market headwinds, increased investment spending and a 2018 $8 million non-cash impairment charge related to the planned exit of certain non-core software units.

•	Net income from continuing operations of $122 million, down 18%, reflecting a one-time benefit of $38 million in the 2017 tax provision attributable to the U.S. Tax Cuts and Jobs Act.

•	Diluted EPS from continuing operations of $1.49, down 15%. Adjusted EPS of $2.72, up 15%.

•	Adjusted EBITDA of $493 million, up 3%; adjusted EBITDA margin of 28%.

•	Repurchased 2.3 million shares, or 3% of outstanding shares, for $109 million.

Fourth Quarter Highlights

•	Revenues of $403 million, down 11%, primarily driven by an estimated 25% drop in U.S. mortgage volumes and lower AMC revenues.

•	Operating income from continuing operations of $29 million, down 56%, on lower mortgage market volumes, elevated investment spending, and the above described 2018 non-cash impairment charge.

•	Net income from continuing operations of $13 million, down from $65 million reflecting the effects of U.S. mortgage market headwinds, the 2017 tax benefit and the 2018 non-cash impairment charge.

•	Adjusted EBITDA of $103 million, compared to $117 million in 2017.

“CoreLogic continued to successfully execute against its long-term strategic plan in 2018 despite significant U.S. mortgage market headwinds. We also reduced our costs significantly and drove productivity. In addition, we continued to scale our core operations, expanded our international and insurance business, accelerated the transformation of our AMC and initiated the exit of certain non-core legacy units." said Frank Martell, President and Chief Executive Officer of CoreLogic. “Throughout 2018, we reinvested in our business with a focus on building our core capabilities in data and technology, which we expect will be a foundation for future growth and margin expansion,” Martell added.

Fourth Quarter Financial Summary

Fourth quarter reported revenues totaled $403 million compared with $454 million in the same 2017 period. During the quarter, U.S. mortgage market volumes declined by an estimated 25% on lower refinancing activity and home sales. Property Intelligence & Risk Management Solutions (“PIRM”) revenues fell 7% from 2017 levels to $168 million, due mainly to lower contributions from weather-related natural hazard solutions, the impact of lower U.S. mortgage loan volumes and unfavorable foreign currency translation.  Underwriting & Workflow Solutions (“UWS”)

revenues totaled $239 million, down 14% from 2017 levels, as benefits from market outperformance and higher collateral valuation platform revenues partially offset mortgage market unit declines and lower AMC volumes.

Operating income from continuing operations totaled $29 million for the fourth quarter compared with $65 million in 2017. Lower operating income was principally attributable to the impact of a 25% decline in origination unit volumes, lower weather-related natural hazard revenues, higher investment spend, and the 2018 non-cash impairment charge discussed previously.

Fourth quarter net income from continuing operations totaled $13 million, a decline of $52 million when compared to 2017. The decline was primarily driven by U.S. mortgage market headwinds, the above described 2017 tax benefit and the 2018 non-cash impairment charge. Diluted EPS from continuing operations totaled $0.16 for the fourth quarter of 2018 compared with $0.78 in 2017. Adjusted EPS totaled $0.48 compared with $0.55 in the fourth quarter of 2017.

Adjusted EBITDA totaled $103 million in the fourth quarter compared with $117 million in the same prior year period. The year-over-year reduction in adjusted EBITDA resulted principally from lower revenues and higher levels of investment on data and technology capabilities, partially offset by cost management benefits. PIRM segment adjusted EBITDA totaled $41 million compared to $50 million in 2017. UWS adjusted EBITDA was $71 million, in-line with the prior year total of $72 million.

Liquidity and Capital Resources

At December 31, 2018, the Company had cash and cash equivalents of $85 million compared with $119 million at December 31, 2017. Total debt as of December 31, 2018 was $1,797 million compared with $1,777 million as of December 31, 2017. As of December 31, 2018, the Company had available capacity on its revolving credit facility of $522 million. During 2018, the Company made $90 million in voluntary principal payments against its outstanding term loan obligations.

Net operating cash provided by continuing operations for the year ended December 31, 2018 was $355 million. Free cash flow ("FCF") for the year ended December 31, 2018 totaled $258 million, which represented 52% of adjusted EBITDA.

In 2018, the Company repurchased 2.3 million of its common shares for $109 million. In line with its strategy of growing its platform, insurance and international revenues, during the fourth quarter of 2018 the Company purchased HomeVisit and the remaining interest in Symbility.

2019 Full Year Financial Guidance and Assumptions

2019 guidance ranges for revenues, adjusted EBITDA and adjusted EPS are as follows:

•	Revenue of $1.620 to $1.680 billion,

•	Adjusted EBITDA of $450 to $480 million, and

•	Adjusted EPS of $2.25 to $2.55.

The Company’s 2019 guidance ranges are based on the following key estimates and assumptions:

•	U.S. mortgage loan origination unit volumes expected to decline approximately 5% from 2018 levels,

•	Realized savings totaling $20 million from ongoing cost management and productivity programs,

•	Foreign currency translation is expected to reduce reported revenues and adjusted EBITDA by approximately $10 million and $4 million, respectively,

•	2019 tax planning rate of 25%, and

•	Repurchase of approximately 2-3% of outstanding common shares.

The Company's previously announced acceleration of its AMC transformation program and the wind-down of certain non-core software units are expected to reduce UWS and total revenues $70 to $100 million during 2019. The corresponding reduction of 2019 adjusted EBITDA is expected to range from $10 million to $15 million. We may incur additional cash and non-cash charges as these programs are actioned.

In connection with the Company's previously announced adjusted EBITDA margin enhancement program (designed to reach a 30% target level in 2020), we intend to incur discrete charges of approximately $15 million over the course of 2019. These investments will increase the operating efficiency and accelerate the transformation of certain technology and data platforms. Consistent with past practice, these charges will be reflected in the company’s GAAP financial results and will be excluded from adjusted EBITDA and adjusted EPS metrics which are non-GAAP measures.

Our full year 2018 financial results included the benefit from accelerated revenue recognition of approximately $23 million resulting from the amendment of a long-term contract which is not expected to repeat in 2019.

Teleconference/Webcast
CoreLogic management will host a live webcast and conference call on Wednesday, February 27, 2019, at 8:00 a.m. Pacific time (11:00 a.m. Eastern Time) to discuss these results. All interested parties are invited to listen to the event via webcast on the CoreLogic website at http://investor.corelogic.com. Alternatively, participants may use the following dial-in numbers: 1-888-220-8451 for U.S./Canada callers or 1-786-789-4776 for international callers using confirmation code 1070297.

A replay of the webcast will be available on the CoreLogic investor website for 10 days and also through the conference call number 1-888-203-1112 for U.S./Canada participants or 1-719-457-0820 for international participants using Conference ID 1070297.

Media Contact: Alyson Austin, office phone: 949-214-1414, e-mail: alaustin@corelogic.com
Investor Contact: Dan Smith, office phone: 703-610-5410, e-mail: danlsmith@corelogic.com

#######

About CoreLogic
CoreLogic (NYSE: CLGX) is a leading global property information, analytics and data-enabled solutions provider. The Company's combined data from public, contributory and proprietary sources includes over 4.5 billion records spanning more than 50 years, providing detailed coverage of property, mortgages and other encumbrances, consumer credit, tenancy, location, hazard risk and related performance information. The markets CoreLogic serves include real estate and mortgage finance, insurance, capital markets, and the public sector. CoreLogic delivers value to clients through unique data, analytics, workflow technology, advisory and managed solutions. Clients rely on CoreLogic to help identify and manage growth opportunities, improve performance and mitigate risk. Headquartered in Irvine, Calif., CoreLogic operates in North America, Western Europe and Asia Pacific. For more information, please visit www.corelogic.com .

Safe Harbor / Forward Looking Statements
Certain statements made in this press release are forward-looking statements within the meaning of the federal securities laws, including but not limited to those statements related to key estimates and assumptions related to 2019 guidance, savings expectations from cost management and productivity programs, results of investments in R&D, as well as data and technology platforms, results of a planned acceleration of the AMC transformation program, and results of a planned wind down of certain non-core software units. Risks and uncertainties exist that may cause the results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include the risks and uncertainties set forth in Part I, Item 1A of our most recent Annual Report on Form 10-K, as amended or updated by our Quarterly Reports on Form 10-Q. These additional risks and uncertainties include but are not limited to: a cyber-based attack, data corruption or network security breach, or inability to secure the electronic transmission of sensitive data could have a material adverse effect on our business and reputation; we rely on the ability to access data from external sources at reasonable terms and prices; systems interruptions may impair the delivery of our products and services; we are subject to significant governmental regulations; our revenue is affected by the strength of the economy, interest rate environment and the housing market generally; we rely on our top ten clients for a significant portion of our revenue; and we operate in a competitive business environment that is impacted by technology advancements or new product development; our reliance on outsourcing arrangements subjects us to risk and may disrupt or adversely affect our operations; our acquisition and integration of businesses may involve increased expenses and may not produce the desired financial or operating results. The forward-looking statements speak only as of the date they are made. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Use of Non-GAAP (Generally Accepted Accounting Principles) Financial Measures
This press release contains certain non-GAAP financial measures, such as adjusted EBITDA, adjusted EPS and FCF, which are provided only as supplemental information. Investors should consider these non-GAAP financial measures only in conjunction with the most directly comparable GAAP financial measures. These non-GAAP measures are not in accordance with or a substitute for U.S. GAAP. A reconciliation of non-GAAP measures to the most directly comparable GAAP financial measures is included in this press release. The Company is not able to provide a reconciliation without unreasonable efforts of its forward-looking guidance related to adjusted EBITDA, adjusted EPS or FCF to the most directly comparable GAAP financial measure due to the unknown effect, timing and potential significance of special charges or gains that are material to the comparable GAAP financial measure.

The Company believes that its presentation of these non-GAAP measures provides useful supplemental information to investors and management regarding the Company's financial condition and results of operations. Adjusted EBITDA is defined as net income from continuing operations adjusted for interest, taxes, depreciation and amortization, share-based compensation, non-operating gains/losses, and other adjustments. Adjusted EPS is defined as diluted income from continuing operations, net of tax per share, adjusted for share-based compensation, amortization of acquisition-related intangibles, non-operating gains/losses, and other adjustments; and assumes an effective tax rate of 25% and 26% for 2019 and 2018, respectively. FCF is defined as net cash provided by continuing operating activities less capital expenditures for purchases of property and equipment, capitalized data and other intangible assets. Other firms may calculate non-GAAP measures differently than the Company, which limits comparability between companies.

(Additional Financial Data Follow)

CORELOGIC, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
UNAUDITED

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
(in thousands, except per share amounts)	2018	2017	2018	2017
Operating revenue	$403,309	$454,157	$1,788,378	$1,851,117
Cost of services (exclusive of depreciation and amortization)	212,275	229,537	921,429	974,851
Selling, general and administrative expenses	104,565	113,117	444,614	459,842
Depreciation and amortization	57,687	46,137	199,717	177,806
Total operating expenses	374,527	388,791	1,565,760	1,612,499
Operating income	28,782	65,366	222,618	238,618
Interest expense:
Interest income	524	209	1,577	1,532
Interest expense	19,490	18,004	75,551	63,356
Total interest expense, net	(18,966)	(17,795)	(73,974)	(61,824)
Loss on early extinguishment of debt	—	—	—	(1,775)
Impairment loss on investment in affiliates	—	(3,412)	—	(3,811)
Gain/(loss) on investments and other, net	12,881	2,023	18,005	(2,316)
Income from continuing operations before equity in (losses)/earnings of affiliates and income taxes	22,697	46,182	166,649	168,892
Provision/(benefit) for income taxes	8,259	(18,588)	45,691	18,172
Income from continuing operations before equity in (losses)/earnings of affiliates	14,438	64,770	120,958	150,720
Equity in (losses)/earnings of affiliates, net of tax	(1,416)	46	1,493	(1,186)
Net income from continuing operations	13,022	64,816	122,451	149,534
(Loss)/income from discontinued operations, net of tax	(412)	(106)	(587)	2,315
Gain from sale of discontinued operations, net of tax	—	—	—	313
Net income	$12,610	$64,710	$121,864	$152,162
Basic income/(loss) per share:
Net income from continuing operations	$0.16	$0.79	$1.51	$1.79
(Loss)/income from discontinued operations, net of tax	(0.01)	—	(0.01)	0.03
Gain from sale of discontinued operations, net of tax	—	—	—	—
Net income	$0.15	$0.79	$1.50	$1.82
Diluted income/(loss) per share:
Net income from continuing operations	$0.16	$0.78	$1.49	$1.75
(Loss)/income from discontinued operations, net of tax	(0.01)	—	(0.01)	0.03
Gain from sale of discontinued operations, net of tax	—	—	—	—
Net income	$0.15	$0.78	$1.48	$1.78
Weighted-average common shares outstanding:
Basic	80,198	81,656	80,854	83,499
Diluted	81,330	83,539	82,275	85,234

Please refer to the full Form 10-K filing for the complete financial statements and related notes that are an integral part of the financial statements.

CORELOGIC, INC.
CONSOLIDATED BALANCE SHEETS
UNAUDITED

(in thousands, except par value)	December 31,	December 31,
Assets	2018	2017
Current assets:
Cash and cash equivalents	$85,271	$118,804
Accounts receivable (less allowances of $5,742 and $8,229 in 2018 and 2017, respectively)	242,814	256,595
Prepaid expenses and other current assets	50,136	47,220
Income tax receivable	25,299	7,649
Total current assets	403,520	430,268
Property and equipment, net	456,497	447,659
Goodwill, net	2,391,954	2,250,599
Other intangible assets, net	468,405	475,613
Capitalized data and database costs, net	324,049	329,403
Investment in affiliates, net	22,429	38,989
Other assets	102,136	104,882
Total assets	$4,168,990	$4,077,413
Liabilities and Equity
Current liabilities:
Accounts payable and other accrued expenses	$166,258	$145,655
Accrued salaries and benefits	84,940	93,717
Contract liabilities, current	308,959	303,948
Current portion of long-term debt	26,935	70,046
Total current liabilities	587,092	613,366
Long-term debt, net of current	1,752,241	1,683,524
Contract liabilities, net of current	524,069	504,900
Deferred income tax liabilities	124,968	102,571
Other liabilities	180,122	165,176
Total liabilities	3,168,492	3,069,537

Equity:
CoreLogic, Inc.'s ("CoreLogic") stockholders' equity:
Preferred stock, $0.00001 par value; 500 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.00001 par value; 180,000 shares authorized; 80,092 and 80,885 shares issued and outstanding as of December 31, 2018 and 2017, respectively	1	1
Additional paid-in capital	160,870	224,455
Retained earnings	975,375	877,111
Accumulated other comprehensive loss	(135,748)	(93,691)
Total CoreLogic stockholders' equity	1,000,498	1,007,876
Total liabilities and equity	$4,168,990	$4,077,413

Please refer to the full Form 10-K filing for the complete financial statements and related notes that are an integral part of the financial statements.

CORELOGIC, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
UNAUDITED

	For the Year Ended
	December 31,
(in thousands)	2018	2017
Cash flows from operating activities:
Net income	$121,864	$152,162
Less: (Loss)/income from discontinued operations, net of tax	(587)	2,315
Less: Gain/(loss) from sale of discontinued operations, net of tax	—	313
Net income from continuing operations	122,451	149,534
Adjustments to reconcile net income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	199,717	177,806
Amortization of debt issuance costs	5,434	5,650
Provision for bad debts and claim losses	13,467	16,725
Share-based compensation	37,196	35,867
Equity in (earnings)/losses of investee, net of taxes	(1,493)	1,186
Gain on sale of property and equipment	(32)	(246)
Loss on early extinguishment of debt	—	1,775
Deferred income tax	26,940	(40,769)
Impairment loss on investment in affiliates	—	3,811
(Gain)/loss on investments and other, net	(18,005)	2,316
Change in operating assets and liabilities, net of acquisitions:
Accounts receivable	21,093	15,522
Prepaid expenses and other assets	(1,158)	4,942
Accounts payable and other accrued expenses	(17,957)	(44,629)
Contract liabilities	(15,983)	36,577
Income taxes	(1,142)	(43)
Dividends received from investments in affiliates	775	1,198
Other assets and other liabilities	(16,185)	14,987
Net cash provided by operating activities - continuing operations	355,118	382,209
Net cash (used in)/provided by operating activities - discontinued operations	(5)	3,655
Total cash provided by operating activities	$355,113	$385,864
Cash flows from investing activities:
Purchases of property and equipment	$(62,304)	$(40,508)
Purchases of capitalized data and other intangible assets	(35,075)	(34,990)
Cash paid for acquisitions, net of cash acquired	(219,588)	(188,854)
Cash received from sale of business-line	3,178	—
Purchases of investments	—	(5,900)
Proceeds from sale of property and equipment	207	335
Proceeds from sale of investments and other	4,716	1,000
Net cash used in investing activities - continuing operations	(308,866)	(268,917)
Net cash provided by investing activities - discontinued operations	—	—
Total cash used in investing activities	$(308,866)	$(268,917)
Cash flows from financing activities:
Proceeds from long-term debt	$191,291	$1,995,000
Debt issuance costs	—	(14,294)
Repayments of long-term debt	(173,236)	(1,842,290)

Shares repurchased and retired	(109,063)	(207,416)
Proceeds from issuance of shares in connection with share-based compensation	21,140	9,595
Minimum tax withholdings related to net share settlements	(12,858)	(14,043)
Net cash used in financing activities - continuing operations	(82,726)	(73,448)
Net cash provided by financing activities - discontinued operations	—	—
Total cash used in financing activities	$(82,726)	$(73,448)
Effect of exchange rate on cash, cash equivalents and restricted cash	2,575	(1,325)
Net change in cash, cash equivalents and restricted cash	$(33,904)	$42,174
Cash, cash equivalents and restricted cash at beginning of year	132,154	89,980
Less: Change in cash, cash equivalents and restricted cash - discontinued operations	(5)	3,655
Plus: Cash swept (to)/from discontinued operations	(5)	3,655
Cash, cash equivalents and restricted cash at end of year	$98,250	$132,154

Please refer to the full Form 10-K filing for the complete financial statements and related notes that are an integral part of the financial statements.

CORELOGIC, INC.
RECONCILIATION OF ADJUSTED EBITDA
UNAUDITED

	For the Three Months Ended December 31, 2018
(in thousands)	PIRM	UWS	Corporate	Elim	CoreLogic
Net income/(loss) from continuing operations	$25,517	$43,181	$(55,676)	$—	$13,022
Income taxes	—	—	7,786	—	7,786
Depreciation and amortization	25,920	17,614	6,514	—	50,048
Interest expense, net	85	78	18,803	—	18,966
Share-based compensation	996	1,597	5,029	—	7,622
Impairment loss	—	7,639	—	—	7,639
Non-operating gains	(13,335)	—	(3,188)	—	(16,523)
Efficiency investments	187	1,058	7,911	—	9,156
Transaction costs	1,675	—	2,928	—	4,603
Amortization of acquired intangibles included in equity in losses of affiliates	210	—	—	—	210
Adjusted EBITDA	$41,255	$71,167	$(9,893)	$—	$102,529

	For the Three Months Ended December 31, 2017
(in thousands)	PIRM	UWS	Corporate	Elim	CoreLogic
Net income/(loss) from continuing operations	$28,025	$54,752	$(17,961)	$—	$64,816
Income taxes	—	—	(18,558)	—	(18,558)
Depreciation and amortization	25,077	15,374	5,686	—	46,137
Interest expense, net	323	104	17,368	—	17,795
Share-based compensation	1,428	543	4,338	—	6,309
Non-operating (gains)/losses	(4,839)	548	2,272	—	(2,019)
Efficiency investments	—	—	10	—	10
Transaction costs	—	779	1,287	—	2,066
Amortization of acquired intangibles included in equity in losses of affiliates	156	—	—	—	156
Adjusted EBITDA	$50,170	$72,100	$(5,558)	$—	$116,712

	For the Year Ended December 31, 2018
(in thousands)	PIRM	UWS	Corporate	Elim	CoreLogic
Net income/(loss) from continuing operations	$102,725	$238,424	$(218,698)	$—	$122,451
Income taxes	—	—	46,187	—	46,187
Depreciation and amortization	103,343	65,381	23,272	—	191,996
Interest expense, net	735	305	72,934	—	73,974
Share-based compensation	5,421	7,885	23,890	—	37,196
Impairment loss	—	7,721	—	—	7,721
Non-operating gains	(17,220)	—	(2,483)	—	(19,703)
Efficiency investments	2,143	1,058	17,802	—	21,003
Transaction costs	6,559	—	4,792	—	11,351
Amortization of acquired intangibles included in equity in earnings of affiliates	909	—	—	—	909
Adjusted EBITDA	$204,615	$320,774	$(32,304)	$—	$493,085

	For the Year Ended December 31, 2017
(in thousands)	PIRM	UWS	Corporate	Elim	CoreLogic
Net income/(loss) from continuing operations	$86,988	$222,928	$(160,382)	$—	$149,534
Income taxes	—	—	17,438	—	17,438
Depreciation and amortization	99,558	57,397	20,851	—	177,806
Interest expense, net	1,721	944	59,159	—	61,824
Share-based compensation	5,952	5,990	23,925	—	35,867
Non-operating losses	12,341	9,606	6,568	—	28,515
Efficiency investments	—	2,220	1,604	—	3,824
Transaction costs	—	779	3,747	—	4,526
Amortization of acquired intangibles included in equity in losses of affiliates	625	204	—	—	829
Adjusted EBITDA	$207,185	$300,068	$(27,090)	$—	$480,163

CORELOGIC, INC.
RECONCILIATION OF ADJUSTED EPS
UNAUDITED

	For the Three Months Ended December 31,
(diluted income per share)	2018	2017
Net income from continuing operations	$0.16	$0.78
Share-based compensation	0.09	0.08
Non-operating gains	(0.20)	(0.02)
Efficiency investments	0.11	—
Impairment loss	0.09	—
Transaction costs	0.06	0.02
Depreciation and amortization of acquired software and intangibles	0.24	0.22
Income tax effect on adjustments	(0.07)	(0.53)
Adjusted EPS	$0.48	$0.55

	For the Year Ended December 31,
(diluted income per share)	2018	2017
Net income from continuing operations	$1.49	$1.75
Share-based compensation	0.45	0.42
Non-operating (gains)/losses	(0.24)	0.33
Efficiency investments	0.26	0.04
Impairment loss	0.09	—
Transaction costs	0.14	0.05
Depreciation and amortization of acquired software and intangibles	0.93	0.82
Amortization of acquired intangibles included in equity in earnings/(losses) of affiliates	0.01	0.01
Income tax effect on adjustments	(0.41)	(1.05)
Adjusted EPS	$2.72	$2.37

CORELOGIC, INC.
RECONCILIATION TO FREE CASH FLOW
UNAUDITED

(in thousands)	For the Year Ended December 31, 2018
Net cash provided by operating activities - continuing operations	$355,118
Purchases of property and equipment	(62,304)
Purchases of capitalized data and other intangible assets	(35,075)
Free cash flow	$257,739